Exhibit 24.1

POWER OF ATTORNEY

I appoint Donal L. Mulligan, Roderick A. Palmore and Richard C. Allendorf, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

•	Sign the registration statement on Form S-3 for the registration of the offer and sale of debt securities by General Mills, Inc. and any amendments (including post-effective amendments) to that registration statement;

•	File the registration statement mentioned above on Form S-3 (with exhibits and related documents) and any amendments and supplements thereto (with exhibits and related documents) with the Securities and Exchange Commission;

•	Perform the acts that need to be done concerning these filings; and

•	Name others to take their place.

I am responsible for everything my attorneys-in-fact do when acting lawfully within the scope of this Power of Attorney.

/s/ Bradbury H. Anderson	/s/ Heidi G. Miller
Bradbury H. Anderson	Heidi G. Miller
Dated: December 16, 2014	Dated: December 15, 2014

/s/ R. Kerry Clark	/s/ Hilda Ochoa-Brillembourg
R. Kerry Clark	Hilda Ochoa-Brillembourg
Dated: December 16, 2014	Dated: December 16, 2014

/s/ David M. Cordani	/s/ Steve Odland
David M. Cordani	Steve Odland
Dated: December 16, 2014	Dated: December 16, 2014

/s/ Paul Danos	/s/ Kendall J. Powell
Paul Danos	Kendall J. Powell
Dated: December 16, 2014	Dated: December 16, 2014

/s/ Henrietta H. Fore	/s/ Michael D. Rose
Henrietta H. Fore	Michael D. Rose
Dated: December 16, 2014	Dated: December 16, 2014

/s/ Raymond V. Gilmartin	/s/ Robert L. Ryan
Raymond V. Gilmartin	Robert L. Ryan
Dated: December 16, 2014	Dated: December 16, 2014

/s/ Judith Richards Hope	/s/ Dorothy A. Terrell
Judith Richards Hope	Dorothy A. Terrell
Dated: December 16, 2014	Dated: December 16, 2014